For Immediate Release

Numerex Appoints Kenneth Gayron as Chief Financial Officer

ATLANTA, March 2, 2016 – Numerex Corp (NASDAQ:NMRX), a leading provider of managed machine-to-machine (M2M) enterprise solutions enabling the Internet of Things (IoT), today announced the appointment of Kenneth ‘Ken’ Gayron as its new Chief Financial Officer (CFO) effective March 7, 2016.  Ken brings with him an extensive background in corporate finance, treasury, financial planning and analysis, tax, investor relations, strategic planning and risk management.

Marc Zionts, Chief Executive Officer of Numerex, commented on the appointment.  “I am thrilled to welcome Ken to Numerex where he will undoubtedly make an immediate impact as we continue the transformation of the Company to a new model that targets higher recurring revenue, improved gross margin, and ultimately an increase in growth and EBITDA. I am particularly impressed with Ken’s proven ability to lead a financial function in a complex, industry-leading business, while maintaining an unrelenting focus on improving processes while serving and supporting customers.”  Zionts continued, “I would like to thank Rick Flynt for his many contributions and dedication to Numerex over the last several years. We are pleased that Rick will assist Ken in the transition of his duties.”

Ken Gayron brings to Numerex more than 20 years of experience in corporate finance, accounting, mergers and acquisitions, and investor relations for technology driven organizations. Ken will be responsible for managing and improving processes in financial planning, accounting, treasury, tax, investor relations and capital markets along with managing general administration including human resources and legal.  Moreover, Ken will be a key member of the executive team and partner with the CEO and other executives in driving the strategy and execution of the business.

“I am delighted to be part of the management team of Numerex,” said Ken. “Numerex’s large customer base, proven technology platform and differentiated product offerings should serve as a strong catalyst for value creation as the IoT continues to transform many different vertical markets and geographies.  I look forward to joining the Numerex team at such an exciting time in the evolution of IoT to help drive shareholder value.”

Prior to joining Numerex, Ken was Chief Financial Officer of Osmotica Pharmaceuticals, an international medical technology company. At Osmotica, Ken was instrumental in driving growth and improving profitability over 300%, resulting in a successful exit to Vertical Pharmaceuticals, a portfolio company for Avista Capital.  Ken’s experience also includes roles as VP Finance and Treasurer of Sensus, where he was a leader in building a scalable business platform for a $1 billion communications company, and Treasurer of Nuance Communications, a $2 billion technology company.

Prior to becoming a Financial Executive, Ken was an investment banker for 10 years at UBS and CIBC World Markets. During his time on Wall Street, Ken completed over 60 transactions where he provided capital raising and advisory services to technology and private equity clients.  Ken is a graduate of Cornell University (MBA) and Boston College (BS).

About Numerex

Numerex Corp. (NASDAQ:NMRX) is a leading provider of managed enterprise solutions enabling the Internet of Things (IoT). The Company's solutions produce new revenue streams or create operating efficiencies for its customers. Numerex provides its technology and services through its integrated platforms, which are generally sold on a subscription basis. The Company offers a portfolio of managed end-to-end IoT solutions including smart devices, network connectivity and service applications capable of addressing the needs of a wide spectrum of vertical markets and industrial customers. The Company's mission is to empower enterprise operations with world-class, managed IoT solutions that are simple, innovative, scalable, and secure. Numerex is ISO 27001 information security-certified, highlighting the Company's focus on data security, service reliability and around-the-clock support of its customers. For additional information, please visit www.numerex.com.

Statements contained in this press release concerning Numerex that are not historical fact are “forward-looking” statements and involve important risks and uncertainties. Such risks and uncertainties, which are detailed in Numerex's filings with the Securities and Exchange Commission, could cause Numerex's results to differ materially from current expectations as expressed in this press release. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statement.

© 2016 Numerex Corp. All rights reserved. Numerex, the Numerex logo, and all other marks contained herein are trademarks of Numerex Corp. and/or Numerex-affiliated companies. All other marks contained herein are the property of their respective owners.
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Media Contact:
Thomas McKay
Director, Marketing and Communications
(770) 485-2552
tmckay@numerex.com

Investor Relations Contact:
Ken Gayron
(770) 693-5950
kgayron@numerex.com